Exhibit (a)(1)(iv)

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE

CHANGED YOUR MIND AND YOU DO NOT WANT TO EXCHANGE

SOME OR ALL OF YOUR ELIGIBLE RESTRICTED STOCK UNITS

CYPRESS SEMICONDUCTOR CORPORATION

OFFER TO EXCHANGE RESTRICTED STOCK UNITS FOR RESTRICTED STOCK

WITHDRAWAL FORM

You previously received (1) a copy of the Offer to Exchange Restricted Stock Units for Restricted Stock (the “Offer to Exchange”); (2) the letter from T.J. Rodgers, dated August 22, 2008; (3) an election form; and (4) this withdrawal form. You signed and returned the election form, in which you elected to ACCEPT Cypress’s offer to exchange some or all of your eligible restricted stock units. You should submit this form only if you now wish to change that election and REJECT Cypress’s offer to exchange some or all of your eligible restricted stock units.

To withdraw your election to exchange some or all of your eligible restricted stock units, you must sign, date and deliver the completed and attached withdrawal form via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery by 5:00 p.m., Pacific Time, on September 25, 2008 (unless we extend this offer) to:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

You should note that if you withdraw your acceptance of this offer with respect to some or all of your eligible restricted stock units, you will not receive any shares of restricted stock pursuant to this offer in replacement for the withdrawn restricted stock units. You will keep all of the restricted stock units that you withdraw. These restricted stock units will continue to be governed by 1994 Stock Plan under which they were granted, and by the existing restricted stock unit agreements between you and Cypress.

You may change this withdrawal, and again elect to exchange some or all of your eligible restricted stock units by submitting a new election form to Priscilla Raymundo, by 5:00 p.m., Pacific Time, on September 25, 2008 (unless we extend this offer).

Please check the appropriate box:

☐	I wish to withdraw my election to exchange and instead REJECT this offer to exchange all of my restricted stock units. I do not wish to exchange any restricted stock units.

OR

☐	I wish to withdraw my election to exchange restricted stock units as to my restricted stock unit grants listed below (please list). Any restricted stock units previously elected to be exchanged by me but not withdrawn below will remain elected for exchange in this offer. I do not wish to exchange these listed restricted stock unit grants:

Grant Number	Grant Date

☐ I wish to withdraw my election to exchange all of my eligible restricted stock units subject to this grant.

OR

☐        I previously elected to exchange a portion of my eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange all of the portion of the restricted stock units subject to this grant.

OR

☐        I wish to withdraw some of the eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange                      of the restricted stock units subject to this grant. Any remaining restricted stock units that have been previously elected for exchange will be exchanged. You must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to withdraw my election to exchange all of my eligible restricted stock units subject to this grant.

OR

☐        I previously elected to exchange a portion of my eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange all of the portion of the restricted stock units subject to this grant.

OR

☐        I wish to withdraw some of the eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange                      of the restricted stock units subject to this grant. Any remaining restricted stock units that have been previously elected for exchange will be exchanged. You must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to withdraw my election to exchange all of my eligible restricted stock units subject to this grant.

OR

☐        I previously elected to exchange a portion of my eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange all of the portion of the restricted stock units subject to this grant.

OR

☐        I wish to withdraw some of the eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange                      of the restricted stock units subject to this grant. Any remaining restricted stock units that have been previously elected for exchange will be exchanged. You must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to withdraw my election to exchange all of my eligible restricted stock units subject to this grant.

OR

☐        I previously elected to exchange a portion of my eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange all of the portion of the restricted stock units subject to this grant.

OR

☐        I wish to withdraw some of the eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange                      of the restricted stock units subject to this grant. Any remaining restricted stock units that have been previously elected for exchange will be exchanged. You must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to withdraw my election to exchange all of my eligible restricted stock units subject to this grant.

OR

☐        I previously elected to exchange a portion of my eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange all of the portion of the restricted stock units subject to this grant.

OR

☐        I wish to withdraw some of the eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange                      of the restricted stock units subject to this grant. Any remaining restricted stock units that have been previously elected for exchange will be exchanged. You must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Grant Number	Grant Date

☐ I wish to withdraw my election to exchange all of my eligible restricted stock units subject to this grant.

OR

☐        I previously elected to exchange a portion of my eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange all of the portion of the restricted stock units subject to this grant.

OR

☐        I wish to withdraw some of the eligible restricted stock units subject to this grant. I wish to withdraw my election to exchange                      of the restricted stock units subject to this grant. Any remaining restricted stock units that have been previously elected for exchange will be exchanged. You must exchange at least 100 of the restricted stock units subject to this grant. Elections to exchange less than 100 restricted stock units will not be accepted and you will retain those restricted stock units.

Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature

Employee Name (Please print)	Legal Name (Please print)

Date and Time	E-mail Address

RETURN TO PRISCILLA RAYMUNDO NO LATER THAN 5:00 P.M., PACIFIC TIME, ON SEPTEMBER 25, 2008.

CYPRESS SEMICONDUCTOR CORPORATION

OFFER TO EXCHANGE RESTRICTED STOCK UNITS FOR RESTRICTED STOCK

INSTRUCTIONS TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THIS OFFER

1.    Delivery of Withdrawal Form.

A properly completed and signed copy of this withdrawal form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on September 25, 2008 (referred to as the expiration date) by:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

If Cypress extends this offer, the completed withdrawal form must be received by Priscilla Raymundo by the date and time of the extended expiration of this offer.

The delivery of all required documents, including withdrawal forms, is at your risk. Delivery will be deemed made only when actually received by Cypress. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your withdrawal form by e-mail within two (2) U.S. business days. If you have not received such an e-mail confirmation, it is your responsibility to ensure that your withdrawal form has been received by September 25, 2008. Only responses that are complete, signed and actually received by Priscilla Raymundo by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted.

Although by submitting a withdrawal form you have withdrawn some or all of your previously tendered restricted stock units from this offer, you may change your mind and re-elect to exchange some or all of the withdrawn restricted stock units until the expiration of this offer. You should note that you may not rescind any withdrawal and any eligible restricted stock units withdrawn will be deemed not properly tendered for purposes of this offer, unless you properly re-elect to exchange those restricted stock units before the expiration date. Tenders to re-elect to exchange restricted stock units may be made at any time before the expiration date. If Cypress extends this offer beyond that time, you may re-tender your restricted stock units at any time until the extended expiration of this offer.

To re-elect to tender the withdrawn restricted stock units, you must deliver a later dated and signed election form with the required information via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on September 25, 2008 to Priscilla Raymundo:

Priscilla Raymundo

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Fax: (408) 943-2706

E-mail: rsu.exchange@cypress.com

Your restricted stock units will not be properly tendered for purposes of this offer unless the withdrawn restricted stock units are properly re-tendered for exchange before the expiration date by delivery of a new election form following the procedures described in the instructions to the election form. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. You will be bound by the last properly submitted election or withdrawal form received by us prior to the expiration date.

Although it is our intent to send you an e-mail confirmation of receipt of this withdrawal form, by signing this withdrawal form, you waive any right to receive any notice of the withdrawal of the tender of your restricted stock units.

2.    Signatures on this Withdrawal Form.

If this withdrawal form is signed by the holder of the eligible restricted stock units, the signature must correspond with the name as written on the face of the restricted stock unit agreement or agreements to which the restricted stock units are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your restricted stock unit agreement was signed, please submit proof of the legal name change.

If this withdrawal form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Cypress of the authority of that person so to act must be submitted with this withdrawal form.

3.    Other Information on this Withdrawal Form.

In addition to signing this withdrawal form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.

4.    Requests for Assistance or Additional Copies.

Any questions regarding this offer may be directed to Victoria Tidwell who can be reached at (408) 943-2979 or Neil Weiss, who can be reached at (408) 943-2630. Any requests for additional copies of the Offer to Exchange or this election form should be directed to Priscilla Raymundo. Copies will be furnished promptly at Cypress’s expense.

5.    Irregularities.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any withdrawal forms. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any withdrawal forms that we determine are not in appropriate form or that we determine are unlawful to accept. We also reserve the right to waive any of the conditions of this offer or any defect or irregularity in any withdrawal form or for any particular restricted stock unit holder, provided that if we grant any such waiver, it will be granted with respect to all restricted stock unit holders and tendered restricted stock units. No withdrawal of restricted stock units will be deemed to have been properly made until all defects or irregularities have been cured by the withdrawing restricted stock unit holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important: The withdrawal form (or a facsimile copy of it) together with all other required documents must be received by Priscilla Raymundo, on or before the expiration date.

6.    Additional Documents to Read.

You should be sure to read the Offer to Exchange, all documents referenced therein, and the letter from T.J. Rodgers, dated August 22, 2008, before making any decisions regarding participation in, or withdrawal from, this offer.

7.    Important Tax Information.

Please refer to Section 14 of the Offer to Exchange, which contains important tax information. We also recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.